Exhibit 99.1

Media Inquiries:                            Investor Inquiries:
Alex Alias                                Michael McCarthy
669-242-8034                                919-425-8330
alalias@avaya.com                             mikemccarthy@avaya.com

Avaya Reports First Quarter Fiscal 2019 Financial Results

•	GAAP revenue was $738 million; Non-GAAP revenue was $748 million

•	GAAP operating margin of 6.8%; Non-GAAP operating margin of 22.7%

•	Midmarket cloud revenue grew over 150% year-over-year

•	Strong large deal activity with 3 deals over $10 million, 10 over $5 million, and 83 over $1 million

Santa Clara, Calif., - February 11, 2019 - Avaya Holdings Corp. (NYSE: AVYA) today reported financial results for the first quarter ended December 31, 2018.

	GAAP (1)			Non-GAAP (2)
(In millions, except percentages)	Q1 2019	Q4 2018	Q1 2018	Q1 2019	Q4 2018	Q1 2018
Revenue	$738	$735	$752	$748	$770	$775
Gross margin	55.1%	53.1%	58.5%	62.7%	63.4%	62.6%
Operating margin	6.8%	1.5%	5.1%	22.7%	20.4%	22.2%
“We demonstrated another quarter of operational excellence, setting records across several key performance metrics. However, our revenue was impacted by a few discrete items versus our outlook, which included the federal government shutdown. That said, our product portfolio has never been stronger, and our cloud solutions continue to win the support of our customers, who are choosing Avaya for the innovative solutions that we are bringing to market,” said Jim Chirico, President and CEO of Avaya.
First Quarter Fiscal 2019 Financial Results:

•
On October 1, 2018, Avaya adopted the new revenue recognition standard, Accounting Standards Codification 606 ("ASC 606"), using the modified retrospective transition method. Accordingly, results for reporting periods beginning after September 30, 2018 are presented under ASC 606 while prior period financial information is not adjusted and continues to be reported in accordance with GAAP that existed prior to the adoption of ASC 606 (“ASC 605”).

•
GAAP revenue was $738 million, $3 million higher than the fourth quarter of fiscal 2018, and $14 million lower than the Combined first quarter of fiscal 2018(1) ended December 31, 2017. Non-GAAP revenue(2)

was $748 million, $22 million lower than the fourth quarter of fiscal 2018, and $27 million lower than the Combined first quarter of fiscal 2018.

•
GAAP gross margin was 55.1% compared to 53.1% for the fourth quarter of fiscal 2018 and 58.5% for the Combined first quarter of fiscal 2018(1). Non-GAAP gross margin(2) was 62.7%, compared to 63.4% for the fourth quarter of fiscal 2018 and 62.6% for the Combined first quarter of fiscal 2018.

•
GAAP operating income was $50 million, compared to GAAP operating income of $11 million for the fourth quarter of fiscal 2018 and $38 million for the Combined first quarter of fiscal 2018(1). Non-GAAP operating income(2) was $170 million, compared to $157 million for the fourth quarter of fiscal 2018, and $172 million for the Combined first quarter of fiscal 2018.

•	GAAP net income was $9 million, compared to $268 million for the fourth quarter of fiscal 2018, and $3,214 million for the Combined first quarter of fiscal 2018(1).

•
Adjusted EBITDA(2) was $189 million or 25.3% of non-GAAP revenue, compared to adjusted EBITDA of $178 million, or 23.1% of non-GAAP revenue, for the fourth quarter of fiscal 2018 and $206 million, or 26.6% of non-GAAP revenue, for the Combined first quarter of fiscal 2018.

•
Cash provided by operating activities was $86 million, compared to cash provided by operating activities of $25 million for the fourth quarter of fiscal 2018 and cash used for operating activities of $374 million for the Combined first quarter of fiscal 2018(1).

•
At the end of the first quarter of fiscal 2019, cash and cash equivalents totaled $743 million, compared to $700 million at the end of the fourth quarter of fiscal 2018 and $417 million at the end of the Combined first quarter of fiscal 2018.

(1) Due to the company’s emergence from Chapter 11 proceedings during the first quarter of fiscal 2018 and adoption of fresh start accounting effective on December 15, 2017, the results for the first quarter fiscal year 2018 are required by GAAP to be presented separately as the predecessor period from October 1, 2017 through December 15, 2017 (the “Predecessor” period) and the successor period from December 16, 2017 through December 31, 2017 (the “Successor” period). The application of fresh start accounting results in a new basis of accounting, making the results of the Predecessor period not comparable to the results of the Successor period. Where applicable we have, however, combined results of the Predecessor and Successor periods for discussion purposes as we believe it provides the most meaningful basis to analyze our period over period results. Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of combined results to our Predecessor and Successor results.
(2) Non-GAAP revenue, Non-GAAP gross margin, Non-GAAP operating margin, Non-GAAP operating income and adjusted EBITDA are not measures calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Refer to the Supplemental Financial Information accompanying this press release for more information, including a reconciliation of these measures to the most closely comparable measure calculated in accordance with GAAP.
Note: We define the midmarket as firms with between 250 and 1,000 agents for CC and between 1,000 and 5,000 employees for UC

First Quarter Fiscal 2019 Business Metrics

•	Total Contract Value increased 8% year-over-year to $2.4 billion

•	83% of Non-GAAP revenue was Software & Services

•	61% of Non-GAAP product revenue was Software

•	57% of Non-GAAP revenue was Recurring

•	Added approximately 1,600 new logos

•	Generated $65 million in free cash flow*
*Note: We define free cash flow as cash flow from operating activities less capital expenditures

First Quarter Fiscal 2019 Company Highlights

•	Introduced new Private Cloud Solutions for Unified Communications and Contact Center

•	Launched a new online storefront that simplifies access to UCaaS and CCaaS solutions

•	Announced a new Device-as-a-Service (DaaS) offering

•	Delivered public safety breakthrough with next generation location reporting solutions for emergency responders

•	Enhanced channel partner program with increased focus on solution selling, simplification, and cloud offerings

•	Expanded Avaya A.I. Connect ecosystem with new partners and offers using AI and machine learning technologies for Unified Communications and Contact Center

•	Extended Workforce Engagement Management (WEM) with Verint Systems for the new Avaya OneCloud WEM

•	Won the 2018 Aragon Research Innovation Award for Artificial Intelligence (AI) in People-Centric Collaboration

Financial Outlook - Q2 Fiscal 2019 under ASC 606
Our financial outlook reflects the adoption of ASC 606, which became effective for Avaya on October 1, 2018. Avaya has adopted ASC 606 using the modified retrospective transition method.

•	GAAP revenue of $730-$760 million; non-GAAP revenue of $740-$765 million

•	GAAP operating margin of 5.5-8.0% of revenue; non-GAAP operating margin of 21.5-22.5%

•	GAAP operating income of $40-$60 million, non-GAAP operating income of $159-$172 million

•	Cash taxes of approximately $30 million, +/- $3 million

•	Adjusted EBITDA of $178-$191 million, or adjusted EBITDA margin of 24.0-25.0% of non-GAAP revenue

•	Approximately 111 million shares outstanding

Financial Outlook - Fiscal 2019 under ASC 606

•	GAAP revenue of $3.01-$3.12 billion, non-GAAP revenue of $3.05-$3.15 billion

•	GAAP and non-GAAP R&D of $220-$225 million; 15-16% of non-GAAP product revenue

•	Operating income of $200-$280 million, non-GAAP operating income of $675-$730 million; 22-23% of non-GAAP revenue

•	Adjusted EBITDA $763-$819 million, or 25-26% of non-GAAP revenue

•	Approximately 113 million shares outstanding

Avaya’s outlook does not include the potential impact of any business combinations, asset acquisitions, divestitures, strategic investments, or other significant transactions that may be completed after February 11, 2019. Actual results may differ materially from Avaya’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Conference Call and Webcast
Avaya will host a webcast and conference call to discuss its financial results and Q&A at 8:30 AM ET/5:30 AM PT on February 11, 2019. On the call will be Jim Chirico, President and CEO, and Pat O’Malley, Senior Vice President and CFO. The call will be moderated by Mike McCarthy, Vice President of Investor Relations.

To join the financial results live webcast and view supplementary materials including an earnings presentation and CFO commentary, listeners should access the investor page of Avaya’s website https://investors.avaya.com. Following the live webcast, a replay will be available in the event archives at the same web address for a period of one year.
To access the financial results call live by phone, dial +1-866-393-4306 in the U.S. or Canada and +1-734-385-2616 for international callers. Listeners should access the webcast or the call 10-15 minutes before the start time to ensure they are able to connect.
A replay of the financial results live conference call will be available for two business days soon after the call by phone by dialing +1-855-859-2056 in the U.S. or Canada and +1-404-537-3406 for international callers, using the conference access code: 3187748.
Links to this financial results press release and accompanying slides are available on the investor page of Avaya’s website https://investors.avaya.com.

About Avaya
Businesses are built on the experiences they provide, and every day millions of those experiences are built by Avaya (NYSE: AVYA). For over one hundred years, we’ve enabled organizations around the globe to win - by creating intelligent communications experiences for customers and employees. Avaya builds open, converged and innovative solutions to enhance and simplify communications and collaboration - in the cloud, on-premise or a hybrid of both. To grow your business, we’re committed to innovation, partnership, and a relentless focus on what’s next. We’re the technology company you trust to help you deliver Experiences that Matter. Visit us at www.avaya.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains certain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking” statements for purposes of the U.S. federal and state securities laws. These statements may be identified by the use of forward looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the outlook for the second quarter of fiscal 2019 and fiscal year 2019, including the expected impact of the adoption of ASC 606. The company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors are discussed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), and may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the company’s filings with the SEC that are available at www.sec.gov. The company cautions you that the list of important factors included in the company’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this report may not in fact occur. The company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Avaya Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Successor		Predecessor	Non-GAAP Combined
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017	Three months ended December 31, 2017
REVENUE
Products	$324	$71	$253	$324
Services	414	77	351	428
	738	148	604	752
COSTS
Products:
Costs	115	33	84	117
Amortization of technology intangible assets	43	7	3	10
Services	173	30	155	185
	331	70	242	312
GROSS PROFIT	407	78	362	440
OPERATING EXPENSES
Selling, general and administrative	257	50	264	314
Research and development	53	9	38	47
Amortization of intangible assets	40	7	10	17
Restructuring charges, net	7	10	14	24
	357	76	326	402
OPERATING INCOME	50	2	36	38
Interest expense	(60)	(9)	(14)	(23)
Other income (expense), net	22	(2)	(2)	(4)
Reorganization items, net	—	—	3,416	3,416
INCOME (LOSS) BEFORE INCOME TAXES	12	(9)	3,436	3,427
(Provision for) benefit from income taxes	(3)	246	(459)	(213)
NET INCOME	$9	$237	$2,977	$3,214

Avaya Holdings Corp.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions, except per share and shares amounts)

	December 31, 2018	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$743	$700
Accounts receivable, net	327	377
Inventory	68	81
Contract assets	120	—
Contract costs	118	—
Other current assets	106	170
TOTAL CURRENT ASSETS	1,482	1,328
Property, plant and equipment, net	239	250
Deferred income taxes, net	28	29
Intangible assets, net	3,149	3,234
Goodwill	2,764	2,764
Other assets	97	74
TOTAL ASSETS	$7,759	$7,679
LIABILITIES
Current liabilities:
Debt maturing within one year	$29	$29
Accounts payable	295	266
Payroll and benefit obligations	121	145
Contract liabilities	482	484
Business restructuring reserve	50	51
Other current liabilities	152	148
TOTAL CURRENT LIABILITIES	1,129	1,123
Non-current liabilities:
Long-term debt, net of current portion	3,095	3,097
Pension obligations	652	671
Other post-retirement obligations	177	176
Deferred income taxes, net	161	140
Business restructuring reserve	43	47
Other liabilities	370	374
TOTAL NON-CURRENT LIABILITIES	4,498	4,505
TOTAL LIABILITIES	5,627	5,628
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value; 55,000,000 shares authorized, no shares issued or outstanding at December 31, 2018 and September 30, 2018	—	—
Common stock, $0.01 par value; 550,000,000 shares authorized; 110,708,203 shares issued and 110,695,523 shares outstanding at December 31, 2018; and 110,218,653 shares issued and 110,012,790 shares outstanding at September 30, 2018	1	1
Additional paid-in capital	1,745	1,745
Retained earnings	388	287
Accumulated other comprehensive (loss) income	(2)	18
TOTAL STOCKHOLDERS' EQUITY	2,132	2,051
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,759	$7,679

Avaya Holdings Corp.
Condensed Statements of Cash Flows
(Unaudited; in millions)

	Successor		Predecessor	Non-GAAP Combined
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017	Three months ended December 31, 2017
Net cash provided by (used for):
Operating activities	$86	$40	$(414)	$(374)
Investing activities	(22)	(2)	(13)	(15)
Financing activities	(18)	—	(102)	(102)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(3)	3	(2)	1
Net increase (decrease) in cash, cash equivalents, and restricted cash	43	41	(531)	(490)
Cash, cash equivalents, and restricted cash at beginning of period	704	435	966	966
Cash, cash equivalents, and restricted cash at end of period	$747	$476	$435	$476

Use of non-GAAP (Adjusted) Financial Measures
The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including the combined three month period ending December 31, 2017 and financial measures labeled as “non-GAAP” or “adjusted.”
Although GAAP requires that we report on our results for the periods October 1, 2017 through December 15, 2017 and December 16, 2017 through December 31, 2017, separately, management reviews the company’s operating results for the three months ended December 31, 2017 by combining the results of these periods because such presentation provides the most meaningful comparison of our results. The company cannot adequately benchmark the operating results of the 16-day period ended December 31, 2017 against any of the previous periods reported in its condensed consolidated financial statements and does not believe that reviewing the results of this period in isolation would be useful in identifying any trends regarding the company’s overall performance. Management believes that the key performance metrics such as revenue, gross margin and operating income, among others, when combined for the three months ended December 31, 2017 provide meaningful comparisons to other periods and are useful in identifying current business trends.
EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings and the tables below.
We believe that including supplementary information concerning adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation and it is used as a basis for calculating covenants in our credit agreements. In addition, we believe adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. We also present EBITDA and adjusted EBITDA because we believe analysts and investors utilize these measures in analyzing our results. Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years.
EBITDA and adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. However, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss), however, these are expenses that may recur, may vary and are difficult to predict.
We also present the measures non-GAAP revenue, non-GAAP gross margin, non-GAAP operating margin and non-GAAP operating income, as a supplement to our unaudited condensed consolidated financial statements presented in accordance with GAAP. We believe these non-GAAP measures are the most meaningful for period to period comparisons because they exclude the impact of the earnings and charges noted in the applicable tables below that resulted from matters that we consider not to be indicative of our ongoing operations.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from the non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP.
We do not provide a forward-looking reconciliation of expected second quarter and full year fiscal 2019 adjusted EBITDA, Non-GAAP operating income, Non-GAAP R&D or Non-GAAP revenue guidance as the amount and significance of special items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These special items could be meaningful.
The following tables present Successor, Predecessor and combined results and reconcile historical GAAP measures to non-GAAP measures.

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Adjusted EBITDA
(Unaudited; in millions)

	Successor		Predecessor	Non-GAAP Combined
	Three months ended December 31, 2018	Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017	Three months ended December 31, 2017
Net income	$9	$237	$2,977	$3,214
Interest expense	60	9	14	23
Interest income	(3)	—	(2)	(2)
Provision for (benefit from) income taxes	3	(246)	459	213
Depreciation and amortization	117	22	31	53
EBITDA	186	22	3,479	3,501
Impact of fresh start accounting adjustments	3	27	—	27
Restructuring charges, net	7	10	14	24
Advisory fees	1	8	3	11
Acquisition-related costs	3	—	—	—
Reorganization items, net	—	—	(3,416)	(3,416)
Non-cash share-based compensation	6	1	—	1
Loss on sale/disposal of long-lived assets, net	—	—	1	1
Resolution of certain legal matters	—	—	37	37
Change in fair value of Emergence Date Warrants	(18)	5	—	5
Loss (gain) on foreign currency transactions	1	(2)	—	(2)
Pension/OPEB/nonretirement postemployment benefits and long-term disability costs	—	—	17	17
Adjusted EBITDA	$189	$71	$135	$206

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Revenue
(Unaudited; in millions)

	Successor							Successor
	Three Months Ended			Q118 Non-GAAP Combined Results (4)	Change			Three Months Ended
	Dec. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Dec. 31, 2018		Amount	Pct.	Pct., net of fx impact	Sept. 30, 2018 (1)	June 30, 2018 (2)	Mar. 31, 2018 (3)
Revenue by Segment
Products & Solutions	$326	$—	$326	$330	$(4)	(1)%	(1)%	$336	$322	$317
Services	422	—	422	445	(23)	(5)%	(4)%	434	433	440
Unallocated amounts	(10)	10	—	—	—	n/a	n/a	—	—	—
Total revenue	$738	$10	$748	$775	$(27)	(2)%	(1)%	$770	$755	$757

Revenue by Geography
U.S.	$394	$7	$401	$425	$(24)	(4)%	(4)%	$417	$399	$409
International:
EMEA	199	1	200	208	(8)	(1)%	—%	202	202	196
APAC - Asia Pacific	78	1	79	76	3	5%	8%	81	86	83
Americas International	67	1	68	66	2	3%	7%	70	68	69
Total International	344	3	347	350	(3)	1%	3%	353	356	348
Total revenue	$738	$10	$748	$775	$(27)	(2)%	(1)%	$770	$755	$757

	(1) Q418 Non-GAAP Results			(2) Q318 Non-GAAP Results
	Three Months Ended			Three Months Ended
	Sept. 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP Sept. 30, 2018	June 30, 2018	Adj. for Fresh Start Accounting	Non-GAAP June 30, 2018
Revenue by Segment
Products & Solutions	$336	$—	$336	$322	$—	$322
Services	434	—	434	433	—	433
Unallocated amounts	(35)	35	—	(63)	63	—
Total revenue	$735	$35	$770	$692	$63	$755

Revenue by Geography
U.S.	$393	$24	$417	$356	$43	$399
International:
EMEA	196	6	202	193	9	202
APAC - Asia Pacific	78	3	81	81	5	86
Americas International	68	2	70	62	6	68
Total International	342	11	353	336	20	356
Total revenue	$735	$35	$770	$692	$63	$755

	(3) Q218 Non-GAAP Results			(4) Q118 Non-GAAP Combined Results
	Three Months Ended			Successor	Predecessor		Q118 Non-GAAP Combined Results
	Mar. 31, 2018	Adj. for Fresh Start Accounting	Non-GAAP Mar. 31, 2018	Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017	Adj. for Fresh Start Accounting
Revenue by Segment
Products & Solutions	$317	—	$317	$77	$253	—	$330
Services	440	—	440	94	351	—	445
Unallocated amounts	(85)	85	—	(23)	—	23	—
Total revenue	$672	$85	$757	$148	$604	$23	$775

Revenue by Geography
U.S.	$354	$55	$409	$81	$331	$13	$425
International:
EMEA	178	18	196	35	166	7	208
APAC - Asia Pacific	80	3	83	17	57	2	76
Americas International	60	9	69	15	50	1	66
Total International	318	30	348	67	273	10	350
Total revenue	$672	$85	$757	$148	$604	$23	$775

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	Successor					Predecessor	Q118 Non-GAAP Combined Results
	Three Months Ended				Period from Dec. 16, 2017 through Dec. 31, 2017	Period from Oct. 1, 2017 through Dec. 15, 2017
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin
Gross Profit	$407	$390	$352	$323	$78	$362	$440
Items excluded:
Adj. for fresh start accounting	19	54	69	106			35
Amortization of technology intangible assets	43	43	44	41			10
Loss on disposal of long-lived assets	—	—	2	2			—
Non-cash share-based compensation	—	1	—	—			—
Non-GAAP Gross Profit	$469	$488	$467	$472			$485
GAAP Gross Margin	55.1%	53.1%	50.9%	48.1%	52.7%	59.9%	58.5%
Non-GAAP Gross Margin	62.7%	63.4%	61.9%	62.4%			62.6%

Reconciliation of Non-GAAP Operating Income
Operating Income (Loss)	$50	$11	$(49)	$(89)	$2	$36	$38
Items excluded:
Adj. for fresh start accounting	20	48	71	107			33
Amortization of intangible assets	83	84	83	81			27
Restructuring charges, net	7	1	30	40			24
Acquisition-related costs	3	4	4	7			—
Loss on disposal of long-lived assets	—	—	2	2			1
Advisory fees	1	3	3	4			11
Non-cash share-based compensation	6	6	7	5			1
Costs in connection with certain legal matters	—	—	—	—			37
Non-GAAP Operating Income	$170	$157	$151	$157			$172
GAAP Operating Margin	6.8%	1.5%	-7.1%	-13.2%	1.4%	6.0%	5.1%
Non-GAAP Operating Margin	22.7%	20.4%	20.0%	20.7%			22.2%

Avaya Holdings Corp.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	Successor					Predecessor	Q118 Non-GAAP Combined Results
	Three months ended				Period from December 16, 2017 through December 31, 2017	Period from October 1, 2017 through December 15, 2017
	Dec. 31, 2018	Sept. 30, 2018	June 30, 2018	March 31, 2018
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products
Revenue	$324	$325	$300	$293	$71	$253	$324
Costs	115	115	114	110	33	84	117
Amortization of technology intangible assets	43	43	44	41	7	3	10
GAAP Gross Profit	166	167	142	142	31	166	197
Items excluded:
Adj. for fresh start accounting	5	16	24	33			11
Amortization of technology intangible assets	43	43	44	41			10
Loss on disposal of long-lived assets	—	—	1	1			—
Non-GAAP Gross Profit	$214	$226	$211	$217			$218
GAAP Gross Margin	51.2%	51.4%	47.3%	48.5%	43.7%	65.6%	60.8%
Non-GAAP Gross Margin	65.6%	67.3%	65.5%	68.5%			66.1%

Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services
Revenue	$414	$410	$392	$379	$77	$351	$428
Costs	173	187	182	198	30	155	185
GAAP Gross Profit	241	223	210	181	47	196	243
Items excluded:
Adj. for fresh start accounting	14	38	45	73			24
Loss on disposal of long-lived assets	—	—	1	1			—
Non-cash share-based compensation	—	1	—	—			—
Non-GAAP Gross Profit	$255	$262	$256	$255			$267
GAAP Gross Margin	58.2%	54.4%	53.6%	47.8%	61.0%	55.8%	56.8%
Non-GAAP Gross Margin	60.4%	60.4%	59.1%	58.0%			60.0%

Avaya Holdings Corp.
Reconciliation of GAAP to Non-GAAP results
Three months ended December 31, 2018
(Unaudited; in millions)

										Q118
	GAAP Results	Adj. for Fresh Start Accounting	Amortization of Intangible Assets	Restructuring Charges, net	Acquisition Costs	Share-based Comp	Advisory Fees	Other Costs, net	Non-GAAP Results	GAAP Results	Non-GAAP Results
Revenue
Products	$324	$2	$—	$—	$—	$—	$—	$—	$326	$324	$330
Services	414	8	—	—	—	—	—	—	422	428	445
	738	10	—	—	—	—	—	—	748	752	775
Costs
Products:
Costs	115	(3)	—	—	—	—	—	—	112	117	112
Amortization of technology intangible assets	43	—	(43)	—	—	—	—	—	—	10	—
Services	173	(6)	—	—	—	—	—	—	167	185	178
	331	(9)	(43)	—	—	—	—	—	279	312	290
GROSS PROFIT	407	19	43	—	—	—	—	—	469	440	485
OPERATING EXPENSES
Selling, general and administrative	257	—	—	—	(3)	(6)	(1)	—	247	314	266
Research and development	53	(1)	—	—	—	—	—	—	52	47	47
Amortization of intangible assets	40	—	(40)	—	—	—	—	—	—	17	—
Restructuring charges, net	7	—	—	(7)	—	—	—	—	—	24	—
	357	(1)	(40)	(7)	(3)	(6)	(1)	—	299	402	313
OPERATING INCOME	50	20	83	7	3	6	1	—	170	38	172
Interest expense	(60)	—	—	—	—	—	—	—	(60)	(23)	(23)
Other income (expense), net	22	—	—	—	—	—	—	(20)	2	(4)	(3)
Reorganization items, net	—	—	—	—	—	—	—	—	—	3,416	—
INCOME BEFORE INCOME TAXES	$12	$20	$83	$7	$3	$6	$1	$(20)	$112	$3,427	$146

Avaya Holdings Corp.
Reconciliation of ASC 606 to ASC 605 GAAP results
Three months ended December 31, 2018
(Unaudited; in millions)

	Q1 FY19 results under ASC 606	ASC 606 Impact	Q1 FY19 results under ASC 605
REVENUE
Products	$324	$22	$302
Services	414	20	394
	738	42	696
COSTS
Products:
Costs	115	6	109
Amortization of technology intangible assets	43	—	43
Services	173	6	167
	331	12	319
GROSS PROFIT	407	30	377
OPERATING EXPENSES
Selling, general and administrative	257	(8)	265
Research and development	53	—	53
Amortization of intangible assets	40	—	40
Restructuring charges, net	7	—	7
	357	(8)	365
OPERATING INCOME	$50	$38	$12

Source: Avaya Newsroom

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